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                 [LETTERHEAD of Gibson, Dunn & Crutcher LLP]


Astor Corporation
8521 Six Forks Road, Suite 105
Raleigh, N.C. 27615

    Re:  REGISTRATION STATEMENT ON FORM S-4

Gentlemen:

    We have acted as counsel to Astor Corporation, a Delaware corporation (the "Company"), in connection with the registration by the Company of the offer to exchange its 10-1/2% Series B Senior Subordinated Notes due 2006 (the "Notes") for its outstanding privately placed 10-1/2% Senior Subordinated Notes due 2006. The Notes are the subject of a Registration Statement on Form S-4 (the "Registration Statement"), filed by the Company with the Securities and Exchange Commission.

    On the basis of the statements and representations contained in the foregoing materials, we hereby confirm our opinions as set forth in the Prospectus forming a part of the Registration Statement under the caption "The Offer - Certain Federal Income Tax Consequences."

    This opinion expresses our views only as to federal income tax laws in effect as of the date hereof, including the Internal Revenue Code of 1986, as amended, applicable Treasury Regulations (including proposed Regulations), published rulings and administrative practice of the Internal Revenue Service (the "IRS") and court decisions. This opinion represents our best legal judgment as to the matters addressed herein, but is not binding on the IRS or the courts. Accordingly, no assurance can be given that the legal conclusions expressed herein, if contested, would be sustained by a court. Furthermore, the authorities upon which we rely are subject to change either prospectively or retroactively, and any variation or difference in the facts and representations as set forth in the Registration Statement might affect the conclusions stated herein.

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                                  [LETTERHEAD]

Astor Corporation
December 18, 1996
Page 2

    We hereby consent to the use of this opinion as an exhibit to the Registration Statement, and further consent to the reference to our name in the sections captioned "The Offer - Certain Federal Income Tax
Considerations," and "Legal Matters" in the Prospectus that forms a part of the Registration Statement.

                                       Very truly yours,


                                       /s/ GIBSON, DUNN & CRUTCHER LLP
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                                       GIBSON, DUNN & CRUTCHER LLP


SLT/CAH/RAS